UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 28, 2013

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3200 Wilshire Boulevard, Los Angeles,
California 90010

(Address of principal executive offices) (Zip Code)

(213) 387-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01            OTHER EVENTS

On March 28, 2013, Wilshire Bancorp, Inc. issued a press release announcing that its Board of Directors has authorized the repurchase of up to 5% of its outstanding common stock or approximately 3.6 million shares.  This program will be in effect for 12 months or expire upon completion of the current authorization.  Under this program, management is authorized to repurchase shares through Rule 10b5-1 plans, open market purchases, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws. Depending on market conditions and other factors, repurchases may be made at any time or from time to time, without prior notice. The Company has no obligation to repurchase any shares under this program and may suspend or discontinue it at any time.

A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit 99.1          Press release dated March 28, 2013, issued by Wilshire Bancorp, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date:	March 28, 2013	By:	/s/ Alex Ko
Alex Ko, Executive Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 28, 2013, issued by Wilshire Bancorp, Inc.